 EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-190720) on Form S-8 of United Health Products, Inc. of our report dated May 31, 2017, relating to our audit of the financial statements as of December 31, 2016 and for the period ended December 31, 2016, which appear in the Annual Report on Form 10-K of United Health Products, Inc. for the year ended December 31, 2016.

/s/ Pritchett, Siler, & Hardy, P.C.

Farmington, UT

June 1, 2017